Filed Pursuant to Rule 424(b)(3)

File No. 333-216651

PROSPECTUS

PUEBLA RESOURCES CORP.

1,500,000

SHARES OF COMMON STOCK

INITIAL PUBLIC OFFERING

___________________

This prospectus relates to our offering of 1,500,000 new shares of our common stock at an offering price of $0.005 per share. The offering will commence promptly after the date of this prospectus and close no later than 120 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 120-day offering period. We will pay all expenses incurred in this offering. The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed. There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.  The Maximum Offering amount is 1,500,000 shares ($7,500).

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We intend to offer the securities through our officer and Director, who will not be paid any commission for such sales.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Company

Per Share	$0.005	None	$0.005
Total (maximum offering)	$7,500	None	$7,500

Total (minimum offering)	$0	None	$0

There is no assurance that any of the common stock offered to the public by way of this Prospectus will be sold.

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.005 per share.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is June 6, 2017

Summary

Puebla Resources Corp.

The Company

We are an exploration stage mineral exploration company incorporated in Nevada on November 7, 2016.  On November 7, 2016, we incorporated a wholly-owned subsidiary, PRC Exploration LLC in the state of Nevada. On January 1, 2017, our consulting geologist introduced us to an attractive mineral property. We acquired an option on that property whereupon we can acquire 100% legal and beneficial ownership interest in the Goldstar Mineral Property (hereafter the “Mineral Property”). The Mineral Property is located in the Vernon Mining District located in the south-central part of the Province of British Columbia, Canada. It is located on provincial lands administered by the Province of British Columbia.  The legal and ownership rights on the claim are limited to the exploration and extraction of mineral deposits subject to applicable regulations.  The Mineral Property totals roughly 1,120 acres or 1.75 square miles in size and is located approximately 9 miles northeast of the community of the town of Lumby, British Columbia.

The Mineral Property comprises a rectangular shaped block of land of approximately 1.0 miles long by 0.75 miles wide and is underlain by volcanic and sedimentary rocks belonging to the Nicola Group of Upper Triassic and Lower Jurassic age. The Goldstar property has produced consistently high gold values from stream silt samples, with placer gold production reported from Putnam Creek, which is within our mineral claim area.

Our currently planned exploration budget requires the initial expenditure of $13,000 for mapping, the collecting and assaying of rock and soil samples if recommended by our consulting geologist. Further exploration activities beyond our currently planned exploration program will be dependent upon several factors, including our consulting geologist’s recommendations based upon the exploration program results, and our available funds. In order to prove or disprove the economic viability of our Mineral Property our mineral exploration costs plus our operating costs could amount to many millions of dollars.

We currently do not have any firm arrangements for financing in addition to the financing contemplated by this prospectus. We may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for minerals and the costs of exploring for or commercial production of this material.

There are no arrangements to repay related party loans or other financial arrangements made to related parties.

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations. As of February 28, 2017, we had $20,183 cash on hand, and current liabilities in the amount of $8,243. Accordingly, our working capital position as of February 28, 2017, was $11,940. Since our inception through February 28, 2017, we have incurred a net loss of $18,357.  On December 8, 2016, our sole officer and director has loaned the Company $22,000 which is evidenced by a Promissory Note in the amount of $22,000 with interest accruing on the principal amount of 6% per annum and due on December 31, 2019.

Our sole officer and Director, Mr. Alejandro Vargas (“Vargas”), has offered to fund our basic legal and accounting compliance expenses through additional infusions of equity or debt capital on an as-needed basis, although he is under no legal obligation to provide funding. This offer is not the subject of a formal written agreement with us, and there are no specific limits as to time or dollar amount.

We attribute our net loss to having no revenues to offset our expenses and the professional fees related to the creation and operation of our business.  Our management estimates that, until such time that we are able to identify a commercially viable mineral deposit and to generate revenue from the extraction of minerals on our Mineral Property, we will continue to experience negative cash flow. Our business plan is to pursue exploration of the Mineral Property as described in this Prospectus.  We do not have any current or future plans to engage in mergers or acquisitions with other companies or entities.

Exploration costs are billed to us in Canadian dollars, but we will pay those costs in U.S. dollars.  The value of Canadian dollars when converted into U.S. currency fluctuates.  All dollar amounts provided in this prospectus are stated or quantified in U.S. currency.  The dollar amounts provided in this prospectus assume that the Canadian dollar has a value of $0.76 U.S. dollars hence the conversion value of $1.00 Canadian dollar is equivalent to $0.76 US dollars, and the conversion of $1.00 United States dollar is equivalent to $1.32 Canadian dollars.

Our fiscal year end is November 30.  Our principal office is located at Apartado Postal 3-3, Pitillal, Jalisco CP 48290, Mexico. Our telephone number is (702) 475-5278.

The Offering

Securities Being Offered	Up to 1,500,000 shares of our common stock.

Offering Price

The offering price of the common stock is $0.005 per share. There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares in our stock.

Upon the effectiveness of the registration statement of which this prospectus is a part, we intend to apply through FINRA to the over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

Minimum Number of Shares To Be Sold in This Offering	Not Applicable

Maximum Number of Shares To Be Sold in This Offering	1,500,000

Securities Issued

1,800,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our sole officer and director, Alejandro Vargas, owns an aggregate of 100% of the common shares of our company and therefore has substantial control.  Upon the completion of this offering, our officer and director will own approximately 54.5% of the issued and outstanding shares of our common stock if the maximum number of shares is sold.

Number of Shares Outstanding After The Offering If All of The Shares Are Sold	3,300,000

Use of Proceeds	If we are successful at selling all the shares we are offering, our proceeds from this offering will be approximately $7,500. We intend to use these proceeds to execute our business plan.

Offering Period	The shares are being offered for a period up to 120 days after the date of this Prospectus, unless extended by us for an additional 90 days.

Summary Financial Information

Derived from financial statements as of:

Balance Sheet Data	February 28, 2017,		November 30, 2016
	Unaudited		Audited
Cash	$20,183		$8,956
Total Assets	$21,183		$8,956
Current Liabilities	$8,243		$4,921
Long Term Liabilities	$22,297	$	nil
Total Liabilities	$30,540		$4,921
Total Stockholder’s Equity (Deficiency)	$(9,357)		$4,035
Working Capital	$11,940		$4,035

Statement of Operations	February 28, 2017		November 30, 2016

Revenue	$-		$-
Net loss	$(13,392)		$(4,965)

Emerging Growth Company Status

We are an "emerging growth company" as defined under the Jumpstart our Business Startups Act ("JOBS Act").  We will remain an "emerging growth company" for up to five years, or until the earliest of:

(i)

the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion,

(ii)

the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or

(iii)

the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

As an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to:

•

not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (“Sarbanes Oxley”) (we also will not be subject to the auditor attestation requirements of section 404(b) as long as we are a "smaller reporting company", which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter);

•

reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•

exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, section 107 of the JOBS Act provides that an "emerging growth company" can take advantage of the extended transition period provided in section 7(a)(2)(B) of the Securities Act of 1933 (the "Securities Act") for complying with new or revised accounting standards. Under this provision, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to "opt out" of such extended transition period and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Risk Factors

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects.

If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the Common Stock could decline.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, including the financing sought in this offering, our business may be adversely affected.

We have not yet commenced active operations and have not generated any revenue to date. Our business plan calls for expenses related to the continued exploration of our Mineral Property and basic operating costs. Our cash requirements over the current fiscal year are expected to be approximately $8,000 for professional fees and $3,000 for mineral property exploration costs. As of February 28, 2017, we had cash on hand in the amount of $20,183 and working capital in the amount of $11,940. On December 8, 2016, Mr. Vargas loaned us $22,000.  As our sole officer and Director, Mr. Vargas has offered to fund our basic legal and accounting compliance expenses through additional infusions of equity or debt capital on an as-needed basis, although he is under no legal obligation to provide funding.  This offer is not the subject of a formal written agreement with us, and there are no specific limits as to time or dollar amount. Accordingly, our business would be adversely affected if we are unable to successfully complete this Offering at or near the maximum offering amount.

In the event that we are able to complete this Offering at or near the maximum offering amount, we estimate that our funds will be sufficient to meet our expected legal and accounting expenses through the end of the first fiscal year, ending November 30, 2017. If exploration activities beyond the plans outlined in this Prospectus are warranted and recommended by our consulting geologist, we will likely require additional financing in order to move forward with our exploration of the claim.  We currently do not have any operations and we have no income. In addition, we will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  If our exploration programs are successful in discovering commercially exploitable reserves, we will require significant additional funds in order to place the Mineral Property into production. We currently do not have any firm arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for minerals and the costs of exploring for or commercial production of this material. These factors may make the necessary timing, amount, terms or conditions of additional financing unavailable to us.

Because we will need additional financing to fund our planned exploration activities, our accountants believe there is substantial doubt about our ability to continue as a going concern.

We have incurred a net loss of $18,357 for the period from our inception, November 7, 2016, to February 28, 2017, and have no revenues. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the commercial exploitation of our Mineral Property. Our auditors have issued a going concern opinion and have raised substantial doubt about our continuance as a going concern. When an auditor issues a going concern opinion, the auditor has substantial doubt that the company will continue to operate indefinitely and not go out of business and liquidate its assets. This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time. Potential investors should also be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The auditor’s going concern opinion may inhibit our ability to raise financing because we may not remain operational for an indefinite period of time resulting in potential investors failing to receive any return on their investment.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have only recently commenced business operations, we face a high risk of business failure.

We were incorporated on November 7, 2016, and have conducted no mineral exploration activities on our Mineral Property. We have no significant history of ongoing operations, and additional exploration activities will be required in order to determine whether our mineral claim contains commercially exploitable quantities of minerals.  As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully on an ongoing basis. We have not earned any revenues as of the date of this prospectus, and thus face a high risk of business failure.

Because our executive officer does not have any training specific to the technicalities of mineral exploration, there is a higher risk our business will fail.

Mr. Vargas does not have any prior mining experience or any technical training as a geologist or an engineer.  Thus, our management may lack certain skills that are advantageous in managing an exploration company. In addition, Mr. Vargas’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could be impaired due to management’s lack of experience in geology and engineering.

Because our sole officer and director has no prior experience as a chief executive or as the head of a public company, we may be hindered in our ability to efficiently and competitively execute our business strategy and achieve profitability.

Mr. Vargas lacks any prior experience as a company chief executive.  In addition, Mr. Vargas has no experience managing a publicly reporting company.  Accordingly, Mr. Vargas will be less effective than more experienced managers in efficiently managing our ongoing regulatory compliance obligations and in dealing with such matters as the ongoing funding of our company, public relations, investor relations, and corporate governance.

Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the Mineral Property that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The search for minerals may also involve numerous hazards.  Thus, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  At the present time, we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.  In addition, there is no assurance that the expenditures to be made by us in the exploration of the Mineral Property will result in the discovery of economic deposits of minerals.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We expect to incur continuing and significant losses into the foreseeable future.  As a result of continuing losses, we may exhaust all of our resources and be unable to complete the exploration of our Mineral Claim.   Our accumulated deficit will continue to increase as we continue to incur losses.  We may not be able to earn profits or continue operations if we are unable to generate significant revenues from our Mineral Claim.  There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.

The shares are being offered by us on a "best efforts" basis without benefit of a placement agent. We can provide no assurance that this Offering will be completely sold out.

Because our president, Mr. Vargas, currently owns 100% of our outstanding common stock, investors may find that corporate decisions made by Mr. Vargas are inconsistent with the best interests of other stockholders.

Mr. Vargas is our president, chief financial officer and sole director.  Mr. Vargas currently owns 100% of the outstanding shares of our common stock, and, upon completion of this offering, will own 54.5 % of our outstanding common stock if the maximum number of shares is sold.  Accordingly, he will have control over the outcome of all corporate transactions or other matters, and the power to prevent or cause a change in control. The views and interests of Mr. Vargas, as controlling shareholder, may differ from the interests of the other stockholders.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Vargas devotes 5 to 10 hours per week to our business affairs. Currently, we do not have any full or part-time employees and rely upon outside contractors to assist with the performance of our projects on an as-needed basis.  If the demands of our business require the full business time of Mr. Vargas, it is possible that he may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because we will incur additional costs as the result of becoming a public company, our cash needs will increase and our ability to achieve net profitability may be delayed.

Upon effectiveness of our Registration Statement for the Offering, we will become a publicly reporting company and will be required to stay current in our filings with the SEC, including, but not limited to, quarterly and annual reports, current reports on materials events, and other filings that may be required from time to time.  We believe that, as a public company, our ongoing filings with the SEC will benefit shareholders in the form of greater transparency regarding our business activities and results of operations.   In becoming a public company, however, we will incur additional costs in the form of audit and accounting fees and legal fees for the professional services necessary to assist us in remaining current in our reporting obligations.  We expect that, during our first year of operations following the effectiveness of our Registration Statement, we will incur additional costs for professional fees in the approximate amount of $8,000.  These additional costs will increase our cash needs and may hinder or delay our ability to achieve net profitability even after we have begun to generate revenues from sales of our products.

If we are unable to successfully compete within the mineral exploration business, we will not be able to achieve profitable operations.

The mineral exploration business is highly competitive.  This industry has a multitude of competitors and no small number of competitors dominates this industry with respect to any of the production of minerals.  Our exploration activities will be focused on attempting to locate commercially viable mineral deposits on our Mineral Property.  Many of our competitors have greater financial resources than us.  As a result, we may experience difficulty competing with other businesses when conducting mineral exploration activities on our Mineral Property.  If we are unable to retain qualified personnel to assist us in production activities on our Mineral Property if a commercially viable deposit is found to exist, we may be unable to enter into production and achieve profitable operations.

Because the Mineral Property has not been physically examined by our sole officer and director, we may face an enhanced risk that the property will not contain commercially viable deposits of minerals.

Mr. Vargas has not visited our Mineral Property.  As a result, we may face an enhanced risk that, upon management’s physical examination of our Mineral Property, no commercially viable deposits of minerals will be located. In the event that our continuing exploration of our Mineral Property reveals that no commercially viable deposits exist on the site, our business will likely fail.

Because of factors beyond our control which could affect the marketability of minerals found, we may experience difficulty selling any minerals we discover.

Even if commercial quantities of mineral reserves are discovered, a ready market may not exist for the sale of these reserves. Numerous factors beyond our control may affect the marketability of any minerals discovered.  These factors include market fluctuations, the proximity and capacity of minerals markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  These factors could inhibit our ability to sell minerals in the event that commercial amounts of minerals are found.

Risks Related To Legal Uncertainty

Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase.

The Government of the Province of British Columbia regulates mineral exploration or exploitation within that province. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations.   While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business, prevent us from carrying out our exploration program, and make compliance with new regulations unduly burdensome.

Because the Province of British Columbia owns the land covered by the Mineral Property, our ability to conduct mining operations on the property is subject to the regulatory supervision of the provincial government and we can be ejected from the land and our interest in the land could be forfeit.

The land covered by our Mineral Property is owned by the Province of British Columbia.  The availability to conduct an exploratory program on the properties is subject to the regulatory oversight of the Province of British Columbia.  In order to keep our Mineral Property in good standing with the government, exploration work on the Mineral Property valued at certain minimal amounts stipulated by the government must be completed and reported in a manner stipulated by the Government of British Columbia the event that these work requirements and reporting requirements are not timely satisfied, we could lose our interest in the Mineral Property and the Mineral Property could then become available again to any party that wishes to stake an interest in this claim.  In addition, our ability to use mechanical excavating and processing equipment on the claim will be subject to a provincial inspection and permitting process.  In the event that we experience unanticipated difficulty in obtaining the necessary permits, our planned exploration activities could be significantly delayed.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board.

In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30-day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.  The dilution experienced by investors in this offering will result in a net tangible book value per share that is less than the offering price of $0.005 per share.  Such dilution may depress the value of the company’s common stock and make it more difficult to recover the value of your investment in a timely manner should you chose to sell your shares.

Generally, existing shareholders will experience dilution of their ownership percentage in the company if and when additional shares of common stock are offered and sold.  In the future, we may be required to seek additional equity funding in the form of private or public offerings of our common stock.  In the event that we undertake subsequent offerings of common stock, your ownership percentage, voting power as a common shareholder, and earnings per share, if any, will be proportionately diluted.  This may, in turn, result in a substantial decrease in the per-share value of your common stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

The net proceeds to us from the sale of up to 1,500,000 shares of common stock offered at a public offering price of $0.005 per share will vary depending upon the total number of shares sold. The following table summarizes, in order of priority the anticipated application of the proceeds we will receive from this Offering if the maximum number of shares is sold:

	Amount Assuming Maximum Offering	Percent of Maximum
GROSS OFFERING	$7,500	100.0%
Commission 1	$-	0.0%
Net Proceeds	$7,500	100.0%
USE OF NET PROCEEDS
Working Capital 2	$7,500	100.0%
TOTAL APPLICATION OF NET PROCEEDS	$7,500	100.0%

1

Commissions: Shares will be offered and sold by us without special compensation or other remuneration for such efforts. We do not plan to enter into agreements with finders or securities broker-dealers whereby the finders or broker-dealers would be involved in the sale of the Shares to the investors. Shares will be sold directly by us, and no fee or commission will be paid.

2

Working Capital: We intend to use all the net proceeds of this Offering for Working Capital. Our legal expenses incurred in connection with this Offering will be paid from cash currently on hand. Other expenses associated with this Offering will be paid from a combination of cash on hand and funds to be received as-needed from Alejandro Vargas.  Mr. Vargas has offered to fund our basic legal and accounting compliance expenses through additional infusions of debt capital on an as-needed basis, although he is under no legal obligation to provide funding.  This offer is not the subject of a formal written agreement with us, and there are no specific limits as to time or dollar amount.

In the event that less than the maximum number of shares is sold we anticipate application of the proceeds we will receive from this Offering, in order of priority, will be as follows:

	Amount Assuming 75% of Offering	Percent	Amount Assuming 50% of Offering	Percent	Amount Assuming 25% of Offering	Percent

GROSS OFFERING	$5,625	100.0%	$3,750	100.0%	$1,875	100.0%
Commission	$-	0.0%	$-	0.0%	$-	0.0%
Net Proceeds	$5,625	100.0%	$3,750	100.0%	$1,875	100.0%
USE OF NET PROCEEDS
Working Capital	$5,625	100.0%	$3,750	100.0%	$1,875	100.0%
TOTAL APPLICATION OF NET PROCEEDS	$5,625	100.0%	$3,750	100.0%	$1,875	100.0%

The legal and accounting costs of this Offering will be paid from cash on hand and/or through additional infusions of debt capital on an as-needed basis from Mr. Vargas. Mr. Vargas has offered to fund our basic legal and accounting compliance expenses through additional infusions of equity or debt capital on an as-needed basis, although he is under no legal obligation to provide funding.  This offer is not the subject of a formal written agreement with us, and there are no specific limits as to time or dollar amount.

We currently do not have any firm arrangements for financing in addition to the financing contemplated by this prospectus. We may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for minerals and the costs of exploring for or commercial production of this material.

Determination of Offering Price

We closed an issue of 1,800,000 shares of common stock on November 28, 2016 to Mr. Alejandro Vargas.  Mr. Vargas acquired these shares in exchange for $9,000 at a price of $0.005 per share. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

The $0.005 per share offering price of our common stock was arbitrarily chosen by management to equal the price per share paid by Mr. Vargas. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. The historical net tangible assets as of February 28, 2017, was ($10,857) or approximately ($0.00575) per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of February 28, 2017. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of the closing of this offering, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase the maximum offering of 1,500,000 shares, or 75%, 50% or 25% of the offering.

Data from February 28, 2017 Unaudited Financial Statements
Fixed Assets	$	Nil
Current Assets		$20,183.00
Current Liabilities		$8,243.00
Long term Liabilities		$22,297.00
Historical Net Tangible Asset		$(10,357.00)
Historical Net Tangible Asset/share		$(0.00575)

Data from IPO
Par Value per Share		$0.0010
Offering Price per Share		$0.00500
Number of Shares outstanding		$1,800,000
Number of Shares offering on direct basis		$1,500,000
Post offering number of shares outstanding		$3,300,000
Total Amount to be receive from offering		$7,500
Expense of Distribution	$	Nil

Net Tangible Book Value ("NTBV") Dilution Table
Purchasers of Shares in this Offering if;		100% of Shares Sold	75% of Shares Sold	50% of Shares Sold	25% of Shares Sold
Price per share		$0.00500	0.00500	0.00500	0.00500
Post offering net tangible book value		$(2,857)	(4,732)	(6,607)	(8,482)
Post offering NTBV per share		$(0.00087)	(0.00162)	(0.00259)	(0.00390)
Pre-offering NTBV		$(10,357)	(10,357)	(10,357)	(10,357)
Pre-offering NTBV per share		$(0.00575)	(0.00575)	(0.00575)	(0.00575)
Increase in NTBV per share attributable to cash payment by purchasers		$0.00489	0.00414	0.00316	0.00185
Percentage Increase in NTBV per share attributable to the cash payment made by purchasers		-564.6%	-255.7%	-122.1%	-47.5%
Amount of Immediate dilution in NTBV which will be absorbed by purchasers		$0.00587	0.00662	0.00759	0.00890
Percentage Amount of Immediate dilution in NTBV which will be absorbed by purchasers		117.3%	132.4%	151.8%	178.0%

Plan of Distribution

The Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement of which this prospectus forms a part, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the Financial Industry Regulatory Authority. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Sold by Our Officer and Director

We are offering up to a total of 1,500,000 shares of common stock. The offering price is $0.005 per share. The offering will be for a period of 120 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 1,500,000 shares. There are no specific events which might trigger our decision to terminate the offering.

The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed. There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

On December 8, 2016, our sole officer and director loaned the Company $22,000. Mr. Vargas, has offered to fund our basic legal and accounting compliance expenses through additional infusions of equity or debt capital on an as-needed basis, although he is under no legal obligation to provide funding.  This offer is not the subject of a formal written agreement with us, and there are no specific limits as to time or dollar amount.

Upon completion of this offering, we shall have raised and borrowed enough money to effectuate our business plan.

At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our officer and director. The Officer and Director engaged in the sale of the securities will receive no commission from the sale of the shares nor will he register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our Officer and Director satisfies the requirements of Rule 3(a) 4-1 in that:

1.

He is not subject to a statutory disqualification, as that term is defined in Section 3(a) (39) of the Act, at the time of his participation; and

2.

He is not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

He is not, at the time of his participation, an associated person of a broker- dealer; and

4.

He meets the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that he (A) primarily performs, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not brokers or dealers, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) he did not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our officer and director will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officer and director from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 120 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us. Funds received from investors will be counted towards the minimum subscription amount only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the 120-day subscription period, or prior to the termination of the extended subscription period if extended by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. All checks for subscriptions must be made payable to "Puebla Resources Corp.”

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of February 28, 2017, there were 1,800,000 shares of our common stock issued and outstanding.  Our shares are currently held by one (1) stockholder of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.

The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.

The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.

Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.

Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.

Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different  redemption dates;

6.

Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.

The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.

Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Westward Law LLC, is our independent legal counsel.

Rotenberg Meril Solomon Bertiger & Guttilla, P.C. ("Rotenberg Meril"), a firm of Certified Public Accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Rotenberg Meril has presented their report with respect to our audited financial statements. The report of Rotenberg Meril is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

Principal Place of Business

Our principal business address is; Apartado Postal 3-3, Pitillal, Jalisco CP48290, Mexico.  Our sole officer and director provides space for our business operations free of charge. Our registered office is 50 West Liberty Street, Suite 880, Reno, Nevada, 89501.

Subsequent to our formation, we reviewed a number mineral exploration opportunities which were presented to us by our Consulting Geologist and consequently acquired 100% interest in the Goldstar Mineral Property.

Our Consulting Geologist is well experienced in the mineral exploration business. He has agreed to provide all of the mineral exploration services which we will require to complete initial phase of or our mineral exploration program. These services include the supervision of the field work, the mobilization of our Consulting Geologist’s field crew to our Mineral Property, and camp and technical support such telephone communication from our Mineral Property. Mr. Gregory Thomson, our geological consultant has visited our mineral property and will supervise the mineral exploration program. Depending upon the findings of that program further visits to the site may be warranted.

We have a written agreement with our Consulting Geologist that requires him to review all of the results from the exploration work performed upon our Mineral Claim, to make recommendations based upon those results, and to conduct any exploration programs on the mineral claim that we may require on the Goldstar Mineral Property.

As of the date of this prospectus, the decision to embark upon an initial exploration program on the Goldstar Mineral Property will depend upon a number of factors, including but not limited to the current price of gold and the forecasts of prognosticators on these matters, and the condition of world-wide ﬁnancial markets.

We have a verbal agreement with our accountants to perform requested financial accounting services, and a written agreement with our outside auditors to perform auditing functions, and a business services firm to provide us with day-to-day administrative services.

Description of Property

In General

We are an exploration stage company engaged in the exploration of a mineral property. We have optioned our Goldstar Mineral Property from Gregory R. Tomson, P. Geologist, Langley, B.C. The Mineral Property totals roughly 1,120 acres or 1.75 square miles in size and is located approximately 9 miles northeast of the community of the town of Lumby, British Columbia.

The Mineral Property comprises a rectangular shaped block of land of approximately 1.0 miles long by 0.75 miles wide and is underlain by volcanic and sedimentary rocks belonging to the Nicola Group of Upper Triassic and Lower Jurassic age. The Goldstar Mineral Property has produced consistently high gold values from stream silt samples, with placer gold production reported from Putnam Creek, which is within our mineral claim area.

Fig. 1

GOLDSTAR PROPERTY LOCATION MAP

Okanagan Region, Southern British Columbia, Canada

Fig. 2

REGIONAL PROPERTY LOCATION MAP

Exploration of our Mineral Property is required before a determination as to its viability can be made. Upon the completion of Phase I of our exploration program, we intend to request that our Consulting Geologist to review the results of the initial and possible subsequent exploration programs and report back to us with recommendations, if any, with regard to further exploration programs. Each exploration phase of our exploration program will be dependent upon a number of factors such as our geological consultant’s recommendations and our available funds. We currently plan to have our Consulting Geologist, Mr. Gregory Thomson perform Phase I of our exploration program.  Mr. Thomson is in the business of doing geological explorations and has capable staff on-board, or available through sub-contracting.

The property is located in the south-central portion of British Columbia on lands owned by the Province of British Columbia. All of the property comprising the Mineral Property was staked pursuant to the British Columbia mineral tenure system. See, “Ownership and Claim Status,” below.

Our Consulting Geologist has recommended a modest program consisting of basic prospecting techniques and geochemical sampling Two workers comprising a geologist and a geological assistant should cover as much of the property as possible during a 5-day program.  Collected media for assay should consist of stream sediments and rocks samples collected on a strategic and systematic basis.  Creek and rock sampling should be conducted along five or more lines across an unnamed tributary to Putnam creek but known locally as Goldstar creek. It is estimated that 25 rock samples will be collected, along with approximately 100 soil/pan samples. These samples will be sent to an accredited assay laboratory for gold content analysis and examined for highly anomalous elements and recognizable trends.  From the results of this program a follow-up exploration program on a similar scale could be planned should the Phase I exploration results warrant further field work.

Phase I, Phase II and Phase III Exploration budget:

PHASE I

Camp Charges			Units	Cost/Unit	Cost
	Geologist	Days	5	$460	$2,300
	Geo Assistant	Days	5	$200	$1,000
	Per diem Costs	Days	10	$200	$1,000
	Truck Rental	Miles	900	$1	$900
	Field Supplies			$400	$400
				Subtotal	$5,600
Geochemical
	Rock Samples		25	$50	$1,000
	Soil Samples		100	$25	$2,500
	Report				$1,500
				Subtotal	$5,000
Miscellaneous
	Management fee	15%			$750
	Contingency	10%			$500
	Canadian Taxes	5%			$600
				Subtotal	$1,850
				Total	$12,450

PHASE II

Detailed Geological Mapping					$57,000

PHASE III

Drilling Program					$114,000

Location and Access

The Goldstar Mineral Property is located on NTS map sheet 82L/7W at 50° 23’ north latitude and 118° 57.5’ west longitude.  The main access to the Goldstar Mineral Property is provided from the town of Lumby, B.C., located between the Okanagan valley to the west and the Monashee Mountains to the east.  From Lumby, the Mabel Lake road is traveled north for 2.49 miles before reaching the Trinity Valley logging road.  The Trinity Valley road is traveled for 8.08 miles before reaching the Putnam Creek logging road.  The Putnam Creek road is traveled 1.86 miles westerly before reaching the property area.

Physiography, Vegetation and Climate

The Goldstar Mineral Property is located on the west slope of Trinity Valley.  The claim area is cut by Putnam Creek, which flows in a steep-sided valley, originating from the Silver Star Mountain area in the west, flowing to the broad terraced Trinity Valley, to the east of the property area. The property elevation lies between 2,952 to 3,608feet elevation on forested moderately steep slopes. Annual precipitation consists of about 15.75 inches of rainfall and 4.59 feet of snowfall.  Temperatures are warm throughout the summer with winter temperatures averaging around 23 Fahrenheit.

Regional Geology of the Goldstar Mineral Property Area

The Goldstar Mineral Property area hosts a series of volcanic and sedimentary rocks known as the Nicola Group, which are regionally favorable for the formation of economic mineral deposits.  Significant concentrations of placer gold have been traced to an unnamed tributary of Putnam Creek which is known locally as Goldstar Creek. This area is within by the current Mineral Property.  The immediate source of the gold not has been identified, but is suspected to be related to possible quartz veins and silicified zones occurring in the Nicola rocks.

The area is underlain by sedimentary and volcanic rocks of the Upper Triassic to Lower Jurassic Nicola Group.  These comprise argillite, phyllite with interbedded siltstone and quartzite, augite andesite and greenstone, which are intruded by granodiorite and aplite dikes. Differentiation between geological units on the property area is made difficult due to extensive overburden cover, throughout much of the property

Ownership and Claim Status

The Goldstar Mineral Property consists of one BC Minerals Titles Online (MTO) staked mineral claim containing 22 adjoining cell claim units totaling 1120 acres in area. Cells range in area from about 52 acres in the southern portion of British Columbia to approximately 40 acres in the northern part of the Province. This is due to the longitudinal lines that gradually converge towards the North Pole

The property with Mineral Title Number 1048485, is 100% owned by Gregory R. Thomson (Free Miner’s Certificate # 126773) and is free of any encumbrances other than a 2% Net Smelter Return owned by Mr. Thompson. The property is in good standing until December 19, 2017.

B.C. Mineral Claim - Assessment work Requirements

$1.54 per acre for each of the first and second anniversary years;

$3.07 per acre for each of the third and fourth anniversary years;

$4.62 per acre for each of the fifth and sixth anniversary years, and;

$6.15 per acre for each subsequent anniversary year;

The B.C. Government authorities will also accept cash payments in lieu of Assessment Work in the amount of twice the Assessment Work rate. If upon the expiration of the anniversary date Assessment Work has not been done and filed, or payments in lieu have not been made, the mineral claim lease will be automatically cancelled.

During the term of our Option Agreement on the Goldstar Mineral Property with Mr. Thomson, it is Mr. Thomson’s responsibility to maintain the Mineral Property in good standing with the Government of British Columbia, at our expense. Hence, prior the expiration dates of December 7, 2017 & 2018, we must fund Mr. Thomson with at least $1,725.00 to perform Assessment Work or pay the Government of British Columbia $3,450 in lieu of Assessment Work

We are unaware of any outstanding liabilities or issues regarding environmental, permitting, social impact or community impact.  Any exploration work in British Columbia that does not result in ground disturbance can be completed without a work permit; programs that will cause disturbance, such as road construction, trenching or drilling will require a notice of work permit.

Although the Goldstar Mineral Property does not lie within First Nations Treaty Lands nor on an established Native Reserve, it does lie within the traditional territory of several First Nations.  In making any decisions regarding development projects, the Ministry of Energy and Mines is required to meet applicable legal obligations to consult and, if appropriate, accommodate affected First Nations.  Proactive engagement with local First Nations is recommended.

The Option Agreement Terms

Under the terms of an option between the Company and Gregory Thomson dated January 10, 2017, The Option may be exercised at any time by the Company by:

a)

paying Thomson one thousand dollars US ($1,000) upon the execution of this agreement, and;

b)

paying Thomson seventy-five thousand dollars US ($75,000) on or before December 31, 2022.

c)

for income tax purposes, all Exploration Expenditures incurred by the operator pursuant to such programs shall be incurred for the benefit of Puebla; and

d)

until such time as the Option Agreement is exercised in accordance with the terms hereof, the Company interest in the mineral claim will be that of an Optionor.

We have no proven reserves on our Mineral Property. Depending upon the outcome of our mineral exploration programs an economic feasibility study would be undertaken to determine proven reserves prior to making any production decisions. We could expend many millions of dollars on exploration activities prior to determining if a feasibility study is warranted or not.

Our planned additional exploration activities will be designed to explore for additional indications that our Mineral Property may contain commercially viable quantities of gold. We have not identified commercially exploitable reserves of minerals on our Mineral Property to date.  We are an exploration stage company and there is no assurance that commercially viable minerals quantities exist on our Mineral Property.  In addition, Mr. Vargas, has not yet visited the property.  As a result, we may face an enhanced risk that, upon management’s physical examination of our Mineral Property, if no commercially viable deposits of minerals have been located.

Our Mineral Property is without known reserves and our proposed program is exploratory in nature.

Property Geology and 2007 Work Program

There is little outcrop exposed in the Putnam Creek area, although abundant argillaceous schist and green pyroxene porphyritic volcanic rocks are present along the tributary stream bed sampled.  There are also numerous cobbles of milky white quartz found in the stream bed, but these appear to be unmineralized.  It is the author’s belief that the gold found in the area is likely related to local fault structures containing gold-bearing quartz, which has liberated placer gold concentrations into the Putnam Creek drainage.  The tributary creek, informally referred to as Goldstar Creek, is likely a significant source of the placer gold that has been concentrated within the stream bed of Putnam Creek.

The 2007 program consisted of prospecting, geological examination of any outcrops encountered, as well as collection of 10 stream pan samples and 2 rock samples.

The rock samples were taken from shear-hosted 11.81 in. wide quartz veins located at Minfile occurrence # 082LSE 071.  The rock samples GSRS-1 and 2 contained trace amounts of sphalerite, galena and pyrite, but showed only trace to sub-economic precious and base metal values, when assayed.

Ten pan concentrate samples, GSPS-1 to 10, were taken from active sites mainly along the stream bed of Goldstar Creek, which had been previously identified as containing highly anomalous gold in panned stream samples.  Samples 1 through 9 consisted of 2-3 pans of active sediment from depths up to 19.69 in.  Little or no heavy materials such as magnetite or sulphides were present in the samples, and no gold was observed.

A small amount of specular hematite was observed in the pan samples taken from Putnam Creek itself.  No significant gold assay values were detected in samples GSPS-1 to 9.  Sample GSPS-10 was a later re-take at sample site GSPS-7, using a modified sample methodology.  This site had returned highly anomalous gold results in the earlier Brican (1984) and Teck programs (1999).

GSPS-10 was taken from an active stream site, from a one yard deep by one yard square hand-dug hole.  Four pans of material were panned down to fines, and again no visible gold, magnetite or sulphides were seen.  However, the sample assayed 221 ppb (parts per billion) gold, comparable to the Teck pan concentrate result of >1,000 ppb Au and Brican results (2300 ppb Au), for the same sample location site.  During sampling, it was noted that the surficial gravels contain a large amount of dark argillaceous rocks, with lesser andesite and unmineralized white quartz cobbles.

Nothing is known of the quality assurance program associated with the sampling data by previous operators of the Goldstar property.

Past logging upstream from the sample sites and periodic high water flows may have contributed to covering the gold-bearing sediment with lighter materials.  Future pan sampling programs should take this possibility into account by hand-digging sample holes at least one yard deep.

Water is available on the Goldstar property from Putnam Greek and its tributaries on the property. Putnam Greek flows the year-round however a number of the smaller tributaries are subject to freezing in the winter. A power line to Mabel Lake passes within 10 miles of the property.

Fig 3

GEOLOGY AND SAMPLE MAP OF THE GOLDSTAR PROPERTY

Note: The colored areas on this map are past (yellow) and proposed tree logging blocks. The brown area within the Goldstar claim block has been recently logged.

Conclusions and Recommendations

The main exploration focus for the Goldstar Mineral Property should involve exploration for the source of gold as found in pan samples taken from the main tributary creek to Putnam Creek, and the placer gold concentrations in Putnam Creek itself.

Areas on the property area that have been recently logged, should be thoroughly prospected for any new rock outcrops or for any forms of prospective mineralization, that may have been exposed as a result of the logging activity.

If target areas are located, it is recommended that a survey grid be established, consisting of 25 to 50-yard line spacing’s with 25-yard station intervals. Within this survey grid, detailed geological and prospecting evaluations should be carried out along with pit sampling and/or geophysical survey programs.  Based on a compilation of these results, a diamond drill program may be designed to explore and define the potential resources.

Employees

We have no employees as of the date of this prospectus other than Mr. Vargas. We conduct our business largely through agreements with consultants and other independent third party vendors.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

On November 7, 2017, the Company was incorporated in the State of Nevada, concurrently, and a wholly-owned subsidiary, PRC Exploration LLC was founded in the State of Nevada.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officer, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have one (1) holder of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

1.

one percent of the number of shares of the company's common stock then outstanding; or

2.

the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.

we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

PUEBLA RESOURCES CORP.

CONSOLIDATED BALANCE SHEETS

	February 28,	November 30,
ASSETS	2017	2016
	(Unaudited)
Current assets
Cash	$20,183	$8,956
Total current assets	20,183	8,956

Mineral property option - (Note 4)	1,000	-

Total assets	$21,183	$8,956

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$8,243	$4,921
Total current liabilities	8,243	4,921

Long-term liabilities
Note payable - related party - (Note 5)	22,000	-
Accrued interest-related party - (Note 5)	297	-
Total long-term liabilities	22,297	-

Total liabilities	30,540	4,921

STOCKHOLDER’S (DEFICIT) EQUITY

Preferred stock, $0.001 par value
10,000,000 shares authorized, none issued as of February 28, 2017	-	-
Common stock, $0.001 par value
90,000,000 shares authorized, none issued as of February 28, 2017	-	-
Shares to be issued - 1,800,000 shares	9,000	9,000
Accumulated deficit	(18,357)	(4,965)

Total stockholder’s (deficit) equity	(9,357)	4,035

Total liabilities and stockholder’s (deficit) equity	$21,183	$8,956

SEE ACCOMPANYING NOTES THAT ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS

PUEBLA RESOURCES CORP.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

Three Months
Ended
February 28,
2017

Expenses
Accounting and audit	$9,600
Bank charges	224
Foreign exchange	(2)
Interest expense	297
Legal fees	400
Property exploration costs	2,000
Office expenses	773
Transfer and filing fees	100

Net loss	$(13,392)

Basic and diluted net loss per common share	$(0.00)
Weighted average number of common shares outstanding basic and diluted	1,800,000

SEE ACCOMPANYING NOTES THAT ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS

PUEBLA RESOURCES CORP.

CONSOLIDATED STATEMENT OF STOCKHOLDER’S (DEFICIT) EQUITY

for the three months ended February 28, 2017

(Unaudited)

	Preferred Shares		Common Shares		Shares To	Accumulated
	Number	Amount	Number	Amount	Be Issued	Deficit	Total
Balance, December 1, 2016	-	$-	-	$-	$9,000	$(4,965)	$4,035

Net loss for the period	-	-	-	-	-	(13,392)	(13,392)

Balance, February 28, 2017	-	$-	-	$-	$9,000	$(18,357)	$(9,357)

SEE ACCOMPANYING NOTES THAT ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS

PUEBLA RESOURCES CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

Three Months
Ended
February 28,
2017

Cash flows used in operating activities
Net loss	$(13,392)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	3,322
Accrued interest - related party	297

Net cash used in operating activities	(9,773)

Cash Flows used in Investing Activities
Mineral property option	(1,000)

Net cash used in investing activities	(1,000)

Cash Flows from Financing Activities
Proceeds from note payable	22,000

Net cash provided by financing activities	22,000

Increase in cash during the period	11,227

Cash, beginning of the period	8,956

Cash, end of the period	$20,183

Supplemental information
Interest and taxes paid in cash	$-

SEE ACCOMPANYING NOTES THAT ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS

PUEBLA RESOURCES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FEBRUARY 28, 2017

(Unaudited)

Note 1

Basis of Presentation

While the information presented in the accompanying consolidated financial statements for the three months ended February 28, 2017 is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim period presented in accordance with the accounting principles generally accepted in the United States of America.  In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature. The accompanying unaudited consolidated financial statements should be read in conjunction with the Company’s audited financial statements and related notes for the period from Inception November 7, 2016 to November 30, 2016 included in the Company’s Form S-1.

Operating results for the three months ended February 28, 2017 are not necessarily indicative of the results that can be expected for the year ending November 30, 2017.

Note 2

Nature of Operations and Ability to Continue as a Going Concern

Puebla Resources Corp (“Puebla”) was incorporated in the state of Nevada, United States of America on November 7, 2016. PRC Exploration LLC (“PRC”), a wholly-owned subsidiary of Puebla, was incorporated in Nevada on November 7, 2016.  In the financial statements, the “Company” refers to Puebla and PRC.  The Company was formed for the purpose of acquiring and developing mineral properties.  The Company’s year-end is November 30.

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these consolidated financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. The Company has yet to achieve profitable operations, has an accumulated deficit of $18,357 and expects to incur further losses in the development of its business, all of which raises substantial doubt about the Company’s ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing from shareholders or other sources to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available or on acceptable terms, if at all. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the company cannot continue in existence.

Note 3

Fair Value Measures

The carrying value of the Company’s financial assets and liabilities which consist of cash, and accounts payable and accrued liabilities approximate their fair value due to their short nature of such instruments.  The carrying value of the note payable - related party and the accrued interest thereon approximated its fair value as of February 28, 2017 as the interest rate approximated market.

PUEBLA RESOURCES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FEBRUARY 28, 2017

(Unaudited)

Note 4

Mineral Property

a)

Copau and Copau 2 Property

On December 12, 2016, the Company entered into a property option agreement whereby it was granted an option to earn up to an 40% interest in both the Copau and Copau 2 mineral claims, (the “Copau Property”).

The Copau Property is located in the Liard Mining Division of the Province of British Columbia Canada, and comprises 448 hectares.  The Copau Property is subject to a 2% Net Smelter Royalty.

In order to earn the 40% interest in the Copau Property, the Company must incur $15,000 upon signing the agreement (paid) and $48,000 of aggregate exploration expenditures which are to be incurred on the Copau Property on or before December 31, 2023.

On December 16, 2016, subsequent to performing additional due diligence on the subject property, the Company and the Option Holder mutually agreed to the cancellation of the property option agreement.  On January 10, 2017, the $15,000 paid upon signing the agreement was returned to the Company.

b)

Goldstar Property

On January 10, 2017, the Company entered into a property option agreement whereby the Company was granted an option to earn a 100% interest in the Goldstar mineral claim, (the “Goldstar Property”).  The Goldstar Property is located in the Vernon on Mining Division of the Province of British Columbia Canada, and comprises 443 hectares.  The Goldstar Property is subject to a 2% Net Smelter Royalty.

In order to earn the 100% interest in the Goldstar Property, the Company must incur $1,000 upon signing the agreement (paid) and $75,000 of aggregate exploration expenditures which are to be incurred on the Goldstar Property on or before December 31, 2022. As of the date of this filing, the Company has incurred $2,000 of exploration expenditures.

Note 5

Note payable

On December 8, 2016, the Company’s President loaned $22,000 to the Company and the Company issued a promissory note in the amount of $22,000.  The promissory note is unsecured, bears interest at 6% per annum, and matures on December 31, 2019.

During the three month period ended February 28, 2017, the Company incurred interest expense of $297 pursuant to this note payable.  Total accrued interest on this note as of February 28, 2017 was $297 (November 30, 2016 - $nil).

Note 6

Capital Stock

Authorized

10,000,000

Preferred stock of par value $0.001, currently have no rights or restrictions assigned.

90,000,000

Common shares of par value $0.001, Voting and participating shares.

PUEBLA RESOURCES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FEBRUARY 28, 2017

(Unaudited)

Note 6

Capital Stock (cont’d)

Shares to be Issued

On November 28, 2016, the Company received and accepted a subscription to purchase 1,800,000 common shares at $0.005 per share for aggregate proceeds of $9,000 from the Company’s president.  The shares were issued on March 10, 2017.

Note 7

Income Taxes

The Company recorded no income tax expense for the three months ended February 28, 2017 because the estimated annual effective tax rate was zero. As of February 28, 2017, the Company continues to provide a valuation allowance against its net deferred tax assets since the Company believes it is more likely than not that its deferred tax assets will not be realized.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder

Puebla Resources Corp.

Reno, NV

We have audited the accompanying consolidated balance sheet of Puebla Resources Corp. (the “Company”) as of November 30, 2016, and the related consolidated statements of operations, stockholder’s equity and cash flows for the period November 7, 2016 (date of inception) to November 30, 2016. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2016, and the consolidated results of its operations and its cash flows for the period November 7, 2016 (date of inception) to November 30, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in the consolidated financial statements, the Company has yet to achieve profitable operations, has an accumulated deficit at November 30, 2016 and is dependent on debt and equity financing to fund its operations, all of which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are disclosed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ ROTENBERG MERIL SOLOMON BERTIGER & GUTTILLA, P.C.

ROTENBERG MERIL SOLOMON BERTIGER & GUTTILLA, P.C.

Saddle Brook, New Jersey

March 13, 2017

PUEBLA RESOURCES CORP.

CONSOLIDATED BALANCE SHEET

November 30,
2016

ASSETS

Current assets
Cash	$8,956
Total current assets	8,956

Total assets	$8,956

LIABILITIES

Current liabilities
Accounts payable and accrued liabilities	$4,921
Total current liabilities	4,921

Total liabilities	4,921

STOCKHOLDER’S EQUITY

Preferred stock, $0.001 par value 10,000,000 shares authorized, none outstanding, as of November 30, 2016,	-
Common stock, $0.001 par value 90,000,000 shares authorized, none issued, as of November 30, 2016 Shares to be issued - 1,800,000 shares	9,000
Accumulated deficit	(4,965)

Total stockholder’s equity	4,035

Total liabilities and stockholder’s equity	$8,956

SEE ACCOMPANYING NOTES THAT ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS

PUEBLA RESOURCES CORP.

CONSOLIDATED STATEMENT OF OPERATIONS

From
inception
(November 7,
2016) to
November 30,
2016

Operating expenses
Bank charges	$41
Foreign exchange	3
Legal fees	900
Property exploration costs	2,000
Office expenses	250
Transfer and filing fees	1,771

Net loss	$(4,965)

Basic and diluted net loss per common share	$(0.00)
Weighted average number of common shares outstanding - basic and diluted	1,800,000

SEE ACCOMPANYING NOTES THAT ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS

PUEBLA RESOURCES CORP.

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

for the period from inception (November 7, 2016) to November 30, 2016

	Preferred Shares		Common Shares
	Number	Amount	Number	Amount	Shares To Be Issued	Accumulated Deficit	Total

Balance, inception (November 7, 2016)	-	$-	-	$-	$-	$-	$-

Capital stock to be issued	-	-	-	-	9,000	-	9,000
Net loss for the period	-	-	-	-	-	(4,965)	(4,965)

Balance, November 30, 2016	-	$-	-	$-	$9,000	$(4,965)	$4,035

SEE ACCOMPANYING NOTES THAT ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS

PUBLA RESOURCES CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS

From
inception
(November 7,
2016) to
November 30,
2016

Cash flows used in operating activities
Net loss	$(4,965)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	4,921

Net cash used in operating activities	(44)

Cash Flows from Financing Activities
Shares to be issued	9,000

Net cash provided by financing activities	9,000

Increase in cash during the period	8,956

Cash, beginning of the period	-

Cash, end of the period	$8,956

Supplemental information
Interest and taxes paid in cash	$-

SEE ACCOMPANYING NOTES THAT ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS

PUEBLA RESOURCES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2016

Note 1

Nature of Operations and Ability to Continue as a Going Concern

Puebla Resources Corp (“Puebla”) was incorporated in the state of Nevada, United States of America on November 7, 2016. PRC Exploration LLC (“PRC”), a wholly-owned subsidiary of Puebla, was incorporated in Nevada on November 7, 2016.  In the financial statements, the “Company” refers to Puebla and PRC.  The Company was formed for the purpose of acquiring and developing mineral properties.  The Company’s year-end is November 30.

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these consolidated financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. The Company has yet to achieve profitable operations, has an accumulated deficit of $4,965 and expects to incur further losses in the development of its business, all of which raises substantial doubt about the Company’s ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing from shareholders or other sources to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available or on acceptable terms, if at all. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the company cannot continue in existence.

Note 2

Summary of Significant Accounting Policies

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and are stated in US dollars.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which may have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Principles of Consolidation

These consolidated financial statements include the accounts of Puebla and PRC.  All significant inter-company transactions and balances have been eliminated.

Mineral Property

The Company is primarily engaged in the acquisition, exploration and development of mineral properties.  To date, the Company has not commenced any mining operations.

Mineral property acquisition costs will be capitalized in accordance with FASB ASC 930, “Extractive Activities-Mining,” when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures. Mineral property acquisition costs will be expensed as incurred if the criteria for capitalization are not met.

PUEBLA RESOURCES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2016

Note 2

Summary of Significant Accounting Policies - (cont’d)

In the event that mineral property acquisition costs are paid with Company shares, those shares will be recorded at the estimated fair value at the time the shares are due in accordance with the terms of the property agreements.

Mineral property exploration costs will be expensed as incurred.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves and pre-feasibility, the costs incurred to develop such property are capitalized.

Estimated future removal and site restoration costs, when determinable will be provided over the life of proven reserves on a units-of-production basis.  Costs, which include production equipment removal and environmental remediation, will be estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards.

Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures will be charged to the accumulated provision amounts as incurred.

Foreign Currency Translation

The Company’s functional currency is the United States dollar as substantially all of the Company’s operations are denominated in US dollars.  The Company also uses the United States dollar as its reporting currency.

Assets and liabilities denominated in a foreign currency are initially translated at the exchange rate in effect as of the transaction date.  At a period end, such assets and liabilities are translated using the exchange rate at the balance sheet date. Revenue and expense accounts are translated at the average rates of exchange prevailing during the period.  Any exchange gains and losses are included in the Statement of Operations.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes”.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry-forwards and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income (loss) in the years in which those temporary differences are expected to be recovered or settled.

The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

Tax benefits of uncertain tax positions are recognized only if it is more likely than not that the Company will be able to sustain a position taken on an income tax return.  The Company has no liability for uncertain tax positions as of November 30, 2016.  Interest and penalties in any, related to unr4ecognised tax benefits would be recognized as interest expense.  The Company does not have any accrued interest or penalties associated with unrecognized tax benefits, nor was any significant interest expense recognized during the period ended November 30, 2016.

PUEBLA RESOURCES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2016

Note 2

Summary of Significant Accounting Policies - (cont’d)

Earnings per share

In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,” basic earnings per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method.  Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive.

Recently Issued Accounting Pronouncements

In June 2014, ASU 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern (“ASU 2014-15”) was issued.  Before the issuance of ASU 2015-15, there was no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures.  This guidance is expected to reduce the diversity in the timing and content of footnote disclosures.

ASU 2014-15 requires management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principals that are currently in U.S. auditing standards as specified in the guidance.  ASU 2014-15 becomes effective for the annual period ending after December 15, 2016 (Fiscal 2017 for the Company) and for annual and interim periods thereafter.  Early adoption is permitted.  The Company is currently evaluating the effects of adopting ASU 2014-15 on its consolidated financial statements but the adoption is not expected to have a significant impact on the Company’s consolidated financial statements.

The Company has reviewed all other pronouncements and does not expect any other pronouncements to have an impact on its results of operations or financial position.

Note 3

Fair Value Measures

The carrying value of the Company’s financial assets and liabilities which consist of cash, and accounts payable and accrued liabilities approximate their fair value due to their short nature of such instruments.

Note 4

Capital Stock

Authorized

10,000,000 Preferred stock of par value $0.001, currently have no rights or restrictions assigned.

90,000,000 Common shares of par value $0.001, Voting and participating shares.

Shares to be Issued

On November 28, 2016, the Company received and accepted a subscription to purchase 1,800,000 common shares at $0.005 per share for aggregate proceeds of $9,000 from the Company’s president.  The shares were issued on March 10, 2017.

PUEBLA RESOURCES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2016

Note 5

Income Taxes

A reconciliation of the income tax provision computed at statutory rates to the reported tax provision is as follows:

From Inception
(November 7,2016)
to
November 30, 2016

Federal income tax rate	34.0%

From Inception
(November 7, 2016)
to
November 30, 2016

Loss before income taxes	$4,965

Expected approximate tax recovery on net loss, before income tax	$1,688
Changes in valuation allowance	(1,688)

Income tax	$-

Significant components of the Company’s deferred tax assets and liabilities are as follows:

From Inception
(November 7, 2016)
To
November 30, 2016

Deferred income tax assets
Net operating losses carried forward	$1,688
Less: valuation allowance	(1,688)

Deferred income tax assets	$-

The Company has a valuation allowance against the full amount of its net deferred tax assets due to the uncertainty of realization of the deferred tax assets.

At November 30, 2016, the Company has incurred accumulated net operating losses in the United States of America totaling $4,965 which are available to reduce taxable income in future taxation years.

These losses expire as follows:

Year of Expiry	Amount

2036	$4,965

The 2015 tax return remains open to examination by federal tax authorities.

PUEBLA RESOURCES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2016

Note 6

Subsequent Events

a)

On December 8, 2016, the Company’s President loaned $22,000 to the Company and the Company issued a promissory note in the amount of $22,000.  The promissory note is unsecured, bears interest at 6% per annum, and matures on December 31, 2019.

b)

On December 12, 2016, the Company entered into a property option agreement whereby the Company was granted an option to earn a 40% interest in both the Copau and Copau 2 mineral claims, (the “Copau Property”).

The Copau Property is located in the Liard Mining Division of the Province of British Columbia Canada, and comprises 448 hectares.  The Copau Property is subject to a 2% Net Smelter Royalty.

In order to earn the 40% interest in the Copau Property, the Company must incur $15,000 upon signing the agreement (paid) and $48,000 of aggregate exploration expenditures which are to be incurred on the Copau Property on or before December 31, 2023.

On December 16, 2016, subsequent to performing additional due diligence on the subject property, the Company and the Option Holder mutually agreed to the cancellation of the property option agreement.  On January 10, 2017, the $15,000 paid upon signing the agreement was returned to the Company.

c)

On January 10, 2017, the Company entered into a property option agreement whereby the Company was granted an option to earn a 100% interest in the Goldstar mineral claim, (the “Goldstar Property”).  The Goldstar Property is located in the Vernon on Mining Division of the Province of British Columbia Canada, and comprises 443 hectares.  The Goldstar Property is subject to a 2% Net Smelter Royalty.

In order to earn the 100% interest in the Goldstar Property, the Company must incur $1,000 upon signing the agreement (paid) and $75,000 of aggregate exploration expenditures which are to be incurred on the Goldstar Property on or before December 31, 2022. As of the date of this filing, the Company has incurred no exploration expenditures.

Management discussion and analysis

Our business plan is to proceed with the exploration of our Mineral Property to determine whether there are commercially exploitable reserves of minerals. We intend to proceed with an initial exploration program as recommended by our consulting geologist.

Our Consulting Geologist is well experienced in the mineral exploration business and provided us with the expected costs of the Phase 1 exploration program. Our Consultant Geologist can either provide all the geological services which we will require or sub-contract out these services to others. We have a written agreement with our Consulting Geologist that requires him to review all of the results from the exploration work performed upon our Mineral Property, to make recommendations based upon those results, and to conduct any exploration programs on the Mineral Property that we may require. Our Consulting Geologist will oversee our exploration programs and shall visit the property in order to conduct our initial exploration project.

Soil and creek sampling and rock sampling in the tributaries of Putnam Creek and other data acquired during our initial exploration of our Mineral Property will ultimately determine whether the project will proceed to the second phase of our exploration program.

If this maximum offering is subscribed, we will have insufficient funds available to complete our Phase I exploration program. It is our intention to expend $3,000 on Phase 1 of our mineral exploration program in the summer and fall of 2017, well in advance of our mineral claim exploration date of December 7, 2017. As Phase I of our program consists of property reconnaissance, geological mapping, prospecting and sampling, Phase I of our program can be divided into two or three sections without significantly effecting the overall cost of the Phase I program.

Mr. Vargas currently devotes only 5 to 10 hours per week to our business. Should the results of our exploration programs warrant it, he will devote more time to our company in order to visit our mineral claim, and to devote additional time to arrange for financings either personally or through arrangements with outside financial consultants. We currently do not have an arrangement with a financial consultant and Mr. Vargas does not have significant personal experience in raising capital.

Our sole officer, sole director, and controlling shareholder does not have any prior mining experience or any technical training as a geologist or an engineer. As a result, our management may lack certain skills that are advantageous in managing an exploration company. In addition, Mr. Vargas’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could be impaired due to management’s lack of experience in geology and engineering.

Mr. Vargas lacks any prior experience as a company chief executive.  In addition, Mr. Vargas has no experience managing a publicly reporting company.  Accordingly, Mr. Vargas will be less effective than more experienced managers in efficiently managing our ongoing regulatory compliance obligations and in dealing with such matters as the ongoing funding of our company, public relations, investor relations, and corporate governance.

We rely on outside contractors to assist us in the operation of our business. These arrangements are either verbal or contractual. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.

Operating Budget for the Fiscal Year Ending November 30, 2017

The operating budget for the fiscal year ending November 30, 2017 consists of planned expenditures for our initial mineral exploration program, as described above, and for necessary legal and accounting expenses.  Management’s estimate of our planned expenditures by category and by calendar quarter for the next calendar year are set forth below:

Fiscal Year Ending November 30, 2017

Expense Category	Q1	Q2	Q3	Q4	Category Totals
Mineral Exploration	$0	$0	$3,000	$0	$3,000
Legal, Accounting	$2,000	$2,000	$2,000	$2,000	$8,000
Totals	$2,000	$2,000	$5,000	$2,000	$11,000

As of February 28, 2017, we had $20,183 in cash, and $11,940 in working capital.  On December 8, 2016, Mr. Vargas loaned us $22,000 and has offered to fund our basic legal and accounting compliance expenses through additional infusions of equity or debt capital on an as-needed basis, although he is under no legal obligation to provide funding.  This offer is not the subject of a formal written agreement with us, and there are no specific limits as to time or dollar amount.

Our ability to conduct further mineral exploration and to fund the budget set forth above will therefore depend upon raising funds through the current offering and borrowing further funds from Mr. Vargas, as required.  If the maximum offering is sold, we should have sufficient cash, to fund our budget through our fiscal year ending November 30, 2017.

Significant Equipment

We do not intend to purchase any significant equipment for the next twelve months.

Results of Operations from December 1, 2016 to February 28, 2017

We generated no revenue and incurred expenses of $13,392 for the three months ended February 28, 2017. Our expenses totaling $13,392 consisted primarily of legal fees, property exploration costs, office expenses and transfer and filing fees. We expect that our operating expenses will increase as we undertake our plan of operations, as outlined above.

Results of Operations for the Period from inception (November 7, 2016) to fiscal year ended November 30, 2016

We generated no revenue and incurred operating expenses of $4,965 for the period from inception (November 7, 2016) until November 30, 2016. Our expense totaling $4,965 consisted primarily of legal fees, property exploration cost, office expenses and transfer and filing fees.

Liquidity and Capital Resources

As of February 28, 2017, we had total current assets of $20,183, consisting solely of cash. We had current liabilities of $8,243. Accordingly, we had working capital of $11,940. At November 30, 2016 we had cash of $8,956.

Cash used in operating activities amounted to $9,773 for the three months ended February 28, 2017 and was used to fund the loss for the period. Cash used in operating activities amounted to $44 for the period from inception (November 7, 2016) to November 30 2016 and was used to fund the loss for the period.

Cash provided by financing activities for the period from inception (November 7, 2016) to November 30, 2016 totaled $9,000 received as a capital contribution from our sole officer and director.

On December 8, 2016, our sole officer and director loaned the Company $22,000 which is evidenced by a Promissory Note in the amount of $22,000 with interest accruing on the principal amount of 6% per annum and due on December 31, 2019.

Mr. Vargas has offered to fund our basic legal and accounting compliance expenses through additional infusions of equity or debt capital on an as-needed basis, although he is under no legal obligation to provide funding.  This offer is not the subject of a formal written agreement with us, and there are no specific limits as to time or dollar amount.

As outlined above, we expect to spend approximately $11,000 toward the initial implementation of our business plan over the course of the fiscal year ending November 30, 2017. If 100% of this offering is sold we expect to receive $7,500, a portion of which will be expended on Phase I of our exploration program. The success of our business plan therefore depends on raising funds through the current offering and further borrowings from Mr. Vargas, as required.

If none of the offering is sold, we should have sufficient cash to fund our budget through the fiscal year ending November 30, 2017. In addition, we will require additional capital in order to complete Phase I of our mineral exploration program. We do not have sufficient funds to undertake commercial mineral production on our Mineral Property following completion of our planned exploration activities.  We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

As discussed in the notes to our financial statements, we have no established source of revenue.  This has raised substantial doubt for our auditors about our ability to continue as a going concern.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our activities to date have been supported by equity financing.  Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

Off Balance Sheet Arrangements

As of February 28, 2017, there were no off balance sheet arrangements.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Director and Executive Officer

Our executive officer and director as of February 28, 2017, is as follows:

Name	Age	Position(s) and Office(s) Held
Alejandro Vargas	29	President, Chief Executive Officer, Chief Financial Officer, and Director

Set forth below is a brief description of the background and business experience of our current executive officer and director.

Alejandro Vargas. Mr. Vargas was appointed as our President, CEO, CFO, and sole Director concurrently with him founding the company on November 7, 2016. Mr. Vargas is an Electrical Engineer. For the past 5 years, he has been employed by an electrical contracting firm based in Puerto Vallarta, Mexico

Mr. Vargas does not have any prior experience as a chief executive or as the head of a public company.  There are no items of specific professional experience, qualifications, or skills that led to his appointment as our sole officer and director.

There are no arrangements or understandings between Mr. Vargas and any other person with respect to his becoming an officer and director or our company. He is not, nor has he been an officer or director of any other public company.

Directors

Our bylaws authorize no less than one (1) director and no more than thirteen (13) directors.  We currently have one Director.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officer and director.

Executive Compensation

Compensation Discussion and Analysis

The Company presently not does have employment agreements with its named executive officer and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints, typical of those faced by an exploration stage business, the Company has not paid any cash and/or stock compensation to its named executive officer.

Our sole executive officer holds substantial ownership in the Company and is motivated by a strong entrepreneurial interest in growing our operations and potential revenue base to the best of his ability. As our business and operations expand and mature, we expect to develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer from our date of inception (November 7, 2016) to November 30, 2016 and for the three months ended February 28, 2017 for all services rendered to us.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Alejandro Vargas, President, CEO, CFO, and director	2016 2017	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Narrative Disclosure to the Summary Compensation Table

Our named executive officer does not currently receive any compensation from the Company for his service as an officer of the Company.

Outstanding Equity Awards at Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS FROM DATE OF INCEPTION (November 7, 2016) UNTIL FEBRUARY 28, 2017
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)

Alejandro Vargas	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors from our date of inception (November 7, 2016) until February 28, 2017.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Alejandro Vargas	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our director does not currently receive any compensation from the Company for his service as members of the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of May 23, 2017, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of our common stock and by our executive officer and director as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 1,800,000 shares of common stock on May 23, 2017.

SECURITY OWNERSHIP OF BENEFICIAL OWNER

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	AlejandroVargas Apartado Postal 3-3 Pitillal, Jalisco CP 48290, Mexico	1,800,000	100%
Common	Total all executive officers and directors (one person)	1,800,000	100%
Common	Other 5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The person named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

To date, we have not adopted a stock option plan or other equity compensation plan and have not issued any stock, options, or other securities as compensation.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

Except as set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

1.

On November 7, 2016, Mr. Vargas contributed our initial equity capital by purchasing 1,800,000 shares of common stock in exchange for $9,000 at a price of $0.005 per share. The shares were issued on March 10, 2017.

2.

On December 8, 2016, Mr. Vargas loaned us $22,000 which is evidenced by a Promissory Note in the amount of $22,000 with interest accruing on the principal amount of 6% per annum and due on December 31, 2019.

Mr. Vargas has offered to fund our basic legal and accounting compliance expenses through additional infusions of equity or debt capital on an as-needed basis, although he has no legal commitment to provide such funds.  This offer is not the subject of a formal written agreement with us, and there are no specific limits as to time or dollar amount.

Mr. Vargas as described herein, has taken the initiative in founding and organizing our business.  As such, he is a “promoter” within the definition provided by Rule 405 under the Securities Act of 1933. There are no other promoters of our Company.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549. Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.